Exhibit 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth on the signature page by and between Hunting Dog Capital Corp. (the “Company”) and               (the “Indemnitee”).

WHEREAS, the Indemnitee performs a valuable service for the Company; and

WHEREAS, the organizational documents of the Company and applicable laws provide for the Company to indemnify the Indemnitee in certain cases; and

WHEREAS, to induce the Indemnitee to continue to provide services to the Company and to provide the Indemnitee with contractual assurance that indemnification will be available to the Indemnitee, the Company desires to provide the Indemnitee with protection against personal liability and delineate certain procedural aspects relating to indemnification and advancement of expenses, as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties hereby agree as set forth below. Certain capitalized terms used herein are defined in Section 12.

1. Indemnification and Advancement of Expenses - Generally.

(a) The Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, (i) as and to the extent provided in Sections 2, 3, 4, 5, 6, and 8 of this Agreement and (ii) otherwise as and to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”), as the DGCL exists on the date hereof or may hereinafter be amended (provided, however, that no amendment to the DGCL shall have the effect of reducing the benefits available to the Indemnitee hereunder based on the DGCL as in effect on the date hereof).  The Indemnitee is entitled to each of the rights of indemnification and advancement specified in each of clauses (i) and (ii) above, with the rights specified in one such clause not diminishing the scope of the rights specified in another, and pursuant to this Section 1 and this Agreement, the Indemnitee may enforce his or her rights to indemnification and advancement specified in each or either of clauses (i) or (ii) on the terms and conditions otherwise set forth in this Agreement.

(b) Notwithstanding the foregoing, the Company shall not be liable under this Agreement for the payment of indemnification or the advancement of Expenses otherwise due and payable hereunder:

(i) to the extent expressly prohibited by applicable law;

(ii) to the extent that payment has actually been made to or on behalf of the Indemnitee under any valid and collectible insurance policy or under another valid and enforceable indemnity clause, under a provision of the certificate of incorporation or bylaws, or agreement of the Company or any other company or other enterprise where the Indemnitee is or was serving at the request of the Company (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee); or

(iii) in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee (including any claims and counterclaims, whether such counterclaims are asserted by (A) the Indemnitee or (B) the Company in any Proceeding initiated by the Indemnitee), except a judicial proceeding or arbitration pursuant to Section 9 to enforce rights under this Agreement, unless the Proceeding (or any part of any Proceeding) was authorized or ratified by the Board of Directors.

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2. Indemnity in Proceedings Other Than Proceedings by or in the Right of the Company. Except as limited by Section 1 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than a Proceeding by or in the right of the Company).  Pursuant to this Section 2, the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines, ERISA excise taxes, and amounts paid in settlement (by or on behalf of the Indemnitee) actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

3. Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 1 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, no such indemnification shall be made in respect of any claim, issue, or matter as to which the Delaware General Corporation Law expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware (the “Delaware Court”) shall determine, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is entitled to indemnification for such expenses as such court shall deem proper.

4. Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding any limitations of Sections 1(b), 2, and 3, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue, or matter therein, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines, ERISA excise taxes, and amounts paid in settlement (by or on behalf of the Indemnitee) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 9 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.

6. Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee’s service to the Company, a witness for any reason in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against any and all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

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7. Procedure for Determination of Entitlement to Indemnification.

(a) Request for Indemnification.  To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Chief Executive Officer of the Company.  Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee.

(b)  Methods of Determination.  Upon receipt by the Chief Executive Officer of a written request by the Indemnitee for indemnification pursuant to Sections 1, 2, 3, 4, 5, or 6, the Chief Executive Officer shall promptly advise the Board  of Directors of such request, and the entitlement of the Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (i) by a majority vote of directors who are not party to such Proceeding, even though less than a quorum, (ii) by a committee of directors that are not party to such Proceeding, designated by a majority vote of directors, even though less than a quorum, (iii) if there are no directors who are not party to such Proceeding, or if the directors who are not party to such Proceeding so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, (iv) if so directed by the Board of Directors, by the stockholders of the Company, or (v) in the event that a Change of Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee.

(c) Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected as provided in this Section 7(c).  The Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel selected. The Indemnitee may, within five days after receipt of such written notice, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, and has not been withdrawn, another Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel selected. The Indemnitee may, within five days after receipt of such written notice, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.

If within forty-five (45) days (which period shall be extended by another forty-five (45) days if the Indemnitee objects to the first Independent Counsel selected by the Board as provided in the previous paragraph) after submission by the Indemnitee of a written request for indemnification no such Independent Counsel shall have been finally selected as provided in the previous paragraph, then, unless otherwise agreed to in writing by the Company and the Indemnitee, either the Company or the Indemnitee may petition the Delaware Court for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Independent Counsel.

The Company shall pay all reasonable fees and Expenses charged or incurred by the Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses of the Indemnitee incurred incident to the procedures described in this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

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(d) Presumptions and Effect of Certain Proceedings.

(i) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to such presumption.

(ii) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(iii) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty.  In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by (A) adverse judgment against the Indemnitee or (B) settlement or consent coupled with any payment of money or assumption of liability, it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to such presumption.

(e) Failure to Make Timely Determination.  If the person or persons or entity empowered or selected under this Section 7 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) the Company’s not being liable for the payment of such indemnification pursuant to one of clauses (b)(i) through (b)(iii) in Section 1; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 7(e) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b)(iv) of this Agreement and if within twenty (20) days after receipt by the Company of the request for such determination, the Board of Directors, a committee thereof, or the directors who are not party to the subject Proceeding, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual or special meeting of stockholders to be held within ninety (90) days after such receipt and such determination is made thereat.

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(f) Cooperation.  The Indemnitee shall cooperate with the person, persons, or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or Expenses incurred by the Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom. Any failure by the Indemnitee to cooperate with the person or persons making such determination shall extend as necessary and appropriate the period or periods described in paragraph (e) of Section 7 regarding determinations deemed to have been made.

(g) Payment.  If a determination is made pursuant to this Section 7 (or is deemed to be made pursuant to paragraph (e) of this Section 7) that the Indemnitee is entitled to indemnification, payment of any indemnification amounts owing to the Indemnitee shall be made within thirty (30) days after such determination.

8. Advancement of Expenses.  Except as limited by Section 1 above, all Expenses incurred by the Indemnitee in defending any Proceeding described herein shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee.  To receive advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Chief Executive Officer of the Company.  Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay to the Company all amounts advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise.  Each such advancement of Expenses shall be made within thirty (30) days after the receipt by the Chief Executive Officer of the Company of such written request and undertaking.

9. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit.

(a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, or (iii) payment of indemnification is not made when due pursuant to Section 7(g) of this Agreement, the Indemnitee shall be entitled to an adjudication in the Delaware Court of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such judicial proceeding or arbitration within one year following the date on which the Indemnitee first has the right to commence such judicial proceeding or arbitration pursuant to this Section 9(a).  The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 7 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits (with such presumptions as specified herein), and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7.

(c) If a determination shall have been made pursuant to Section 7 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) an intentional misstatement by the Indemnitee of a material fact, or an intentional omission of a material fact necessary to make his or her statement not materially misleading, in connection with the request for indemnification or advancements, or (ii) the Company’s not being liable for the payment of such indemnification pursuant to one of clauses (b)(i) through (b)(iii) in Section 1.

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(d) In the event that the Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to advancement of any Expenses actually and reasonably incurred by the Indemnitee in connection therewith to the extent not otherwise prohibited by this Agreement, including the provisions of Section 1(b), and to the extent the court or arbitrator shall determine the Indemnitee is entitled to an advancement of Expenses hereunder.  Notwithstanding the provision of such advancements, the Indemnitee shall only be entitled to indemnification of any Expenses actually and reasonably incurred by the Indemnitee in connection with any such action, suit, proceeding, or arbitration, and entitled to recover the same from the Company, if and only to the extent the Indemnitee prevails in whole or in part in such action, suit, proceeding, or arbitration.  The Indemnitee shall reimburse the Company for such amounts advanced hereunder to which the Indemnitee is not deemed entitled to indemnification.  If it shall be determined in such arbitration or judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such arbitration or judicial adjudication shall be appropriately prorated.

(e) In any arbitration or judicial proceeding commenced pursuant to this Section 9, the Company shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding, and enforceable against the Company, and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

10. Notification and Defense of Proceeding.

(a) Notice of Proceedings. The Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding that may be subject to indemnification or advancement of Expenses pursuant to this Agreement, but no delay in providing such notice shall in any way limit or affect the Indemnitee’s rights or the Company’s obligations under this Agreement, except to the extent that the Company can establish that it was materially harmed thereby.

(b) Defense of Proceeding; Selection of Counsel.

(i) The Company shall be entitled to assume the defense of any Proceeding for which the Indemnitee seeks indemnification or advancement of Expenses under this Agreement.  After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below.  The Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (A) the employment of counsel by the Indemnitee has been authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or between other parties to the Proceeding that are indemnified by the Company and not represented by separate counsel and the Indemnitee in the conduct of the defense of such Proceeding, or the Indemnitee otherwise reasonably concludes that representation of both the Indemnitee and the Company or any such other parties by the same counsel would not be appropriate, or (C) the Proceeding involves the Indemnitee, but neither the Company nor any such other party who is indemnified by the Company, and the Indemnitee reasonably withholds consent to being represented by counsel selected by the Company. If the Company shall not have elected to assume the defense of any such Proceeding for the Indemnitee within thirty (30) days after receiving written notice thereof from the Indemnitee, the Company shall be deemed to have waived any right it might otherwise have to assume such defense.

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(ii) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or arbitral award if the Company was not given an opportunity, in accordance with this Section 10, to participate in the defense of such Proceeding.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

11. General Provisions.

(a) Non-Exclusive Rights. The rights to indemnification and to the advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may otherwise be entitled, including any other rights to be indemnified or have Expenses advanced by the Company.

(b) Continuation of Provisions. This Agreement shall be binding upon all successors of the Company, including without limitation any transferee of all or substantially all assets of the Company and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Indemnitee’s spouse, heirs, assigns, devisees, executors, administrators, and legal representatives. The provisions of this Agreement shall continue until and terminate ten (10) years after the Indemnitee has ceased to provide any service to the Company; provided, that the rights of the Indemnitee hereunder shall continue until the final disposition of any Proceeding then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses, and of any proceeding commenced by the Indemnitee pursuant to Section 9 of this Agreement. No amendment to the certificate of incorporation or bylaws of the Company shall limit or eliminate the right of the Indemnitee to indemnification and advancement of Expenses set forth in this Agreement.

(c) Subrogation. In the event of any payment by the Company pursuant to this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall, upon reasonable written request by the Company and at the Company’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Company to enforce such rights. Nothing in this Agreement shall be deemed (1) to diminish or otherwise restrict the right of the Company or the Indemnitee to proceed or collect against any insurers or (2) to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to the Indemnitee’s rights hereunder, unless otherwise expressly agreed to by the Company in writing, and the obligation of such insurers to the Company and the Indemnitee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

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(d) Notices. All notices, requests, demands, and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(e) Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

(f) Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Company and the Indemnitee pertaining to the subject matter of indemnification, advancement of expenses, and insurance. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives, and no supplements, modifications, or amendments to the Company’s certificate of incorporation or bylaws or the terms of any liability insurance policies shall be deemed to constitute supplements, modifications, or amendments to this Agreement. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(g) Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one agreement.

(i) Governing Law; Consent to Jurisdiction. This Agreement and all disputes and controversies arising out of or related to this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

(j) NO RIGHT TO JURY TRIAL. THE PARTIES ACKNOWLEDGETHAT, BECAUSE THE DELAWARE COURT SITS WITHOUT A JURY, THEY HAVE NO RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

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12. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Change of Control” shall mean the occurrence of any of the following events after the date of this Agreement:

(i) the sale or other disposition of all or substantially all of the Company’s assets; or

(ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) or of record, as a result of a merger, consolidation, or otherwise, of securities of the Company representing twenty percent (20%) or more of the aggregate voting power of the Company’s then-outstanding common stock by any “person” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (i) the Company or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or

(iii) the individuals who were members of the Board of Directors as of the date of this Agreement (the “Incumbent Board”) cease to constitute at least a majority of the Board of Directors;  provided, however, that any individual becoming a director after the date of this agreement shall be considered as a member of the Incumbent Board if (A) his or her nomination for election, or appointment pursuant to the bylaws of the Company, was made by a majority vote of the directors then comprising the Incumbent Board, or (B) in the absence of a nomination or appointment so made, his or her election by the stockholders of the Company is not objected to by a majority vote of the directors then comprising the Incumbent Board (not to include the director or directors elected by the stockholders).

(c) “Expenses” shall include all reasonable attorneys’ fees, expenses of investigation, retainers, court costs, transcript costs, fees of experts, witnesses, and advisors, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements, or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding, and any expenses of establishing a right to  indemnification or advancement under Sections 7, 8, and 9 (as provided herein).  Expenses also shall include expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(d) “Final judicial decision,” “final judgment,” and “final disposition” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(e) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Company or the Indemnitee in any matter material to either, or (B) any other party to the Proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights pursuant to this Agreement, regardless of when the Indemnitee’s act or failure to act occurred.

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(f) The term “Proceeding” shall include, without limitation, any threatened, pending, or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, inquiry, hearing, or any other actual, threatened or completed proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative, or investigative, whether brought by or in the right of the Company or otherwise, to which the Indemnitee was or is a party or is threatened to be made a party or in which the Indemnitee is otherwise involved (A) by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or, while a director, officer, employee, agent, or trustee of the Company, is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or (B) by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

(g) The Indemnitee’s “service to the Company” shall include, without limitation, the Indemnitee’s status or service as a director, officer, employee, agent, or trustee of the Company and, while a director, officer, employee, agent, or trustee of the Company, his or her service at the request of the Company as a director, officer, employee, agent, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in which the Company has any interest as a shareholder, creditor, or otherwise.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: January 20, 2016

HUNTING DOG CAPITAL CORP.

By:
	Name:	Christopher Allick
	Title:	Chief Executive Officer

Address for notices:

One Maritime Plaza, Suite 825
San Francisco, CA 94111

INDEMNITEE:

Print Name:
Address for notices:

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